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              AMENDMENT TO THE RETAIL FUND PARTICIPATION AGREEMENT

THIS AMENDMENT is made and entered into as of the 1st day of July, 2014 between Hartford Life Insurance Company ("Hartford"), Hartford Securities Distribution Company, Inc., Thornburg Investment Management, Inc., ("Advisor"), and Thornburg Securities Corp. a Delaware corporation ("Distributor").

WHEREAS, the parties have entered into a Retail Fund Participation Agreement, dated June 29, 2004, as previously amended (the "Agreement").

WHEREAS, the parties desire to amend further the Agreement as set forth herein,

NOW, THEREFORE, the parties agree as follows:

   1. The following sentence is added to Section 5.1:

         "The parties recognize and agree that the Service Fees set forth in Schedule B are for administrative services provided by ING, and are not for investment advisory or distribution services."

   2. Schedules A and B shall be replaced by the attached Schedules A and B.

IN WITNESS HEREOF, the parties hereto have executed and delivered this Amendment effective as of the date first written above.

HARTFORD LIFE INSURANCE          THORNBURG INVESTMENT
COMPANY                          MANAGEMENT, INC.

By:    /s/ Margaret Norton       By:    /s/ Sasha Wilcoxon
       -----------------------          -----------------------
Name:  Margaret Norton           Name:  Sasha Wilcoxon
       -----------------------   Title: Managing Director
Title: AVP, Trading & Clearing
       -----------------------

HARTFORD SECURITIES              THORNBURG SECURITIES CORP.
DISTRIBUTION COMPANY, INC.

By:    /s/ Margaret Norton       By:    /s/ Keith A. Maestas
       -----------------------          -----------------------
Name:  Margaret Norton           Name:  Keith A. Maestas
       -----------------------          -----------------------
Title: AVP, Trading & Clearing   Title: Vice President
       -----------------------          -----------------------


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                                   SCHEDULE A

                               SEPARATE ACCOUNTS

Each Separate Account established by resolution of the Board of Directors of the Company under the insurance laws of the State of Connecticut to set aside and invest assets attributable to the Contracts. Currently, those Separate Accounts are as follows:

401 MARKET
----------
K, K1, K2, K3, K4
TK, TK1, TK2, TK3, TK4
VK, VK1, VK2, VK3, VK4
UK, UK1, UK2, UK3, UK4, 401

403 AND 457 MARKETS
-------------------
DCI, DCII, DCIII, DCIV, DCV, DCVI, 457, 403, UFC,
Separate Account Two, Separate Account Eleven

                                   PORTFOLIOS

Value Fund R3                    TVRFX
International Value R3           TGVRX
Core Growth R3                   THCRX
Investment Income Bldr R3        TIBRX
Global Opportunities R3          THORX
International Growth R3          TIGVX
Limited Term Income R3           THIRX
Limited Term US Govt R3          LTURX
Value Fund R4                    TVIRX
International Value R4           THVRX
Core Growth R4                   TCGRX
Investment Income Bldr R4        TIBGX
Global Opportunities R4          THOVX
International Growth R4          TINVX
Value Fund R5                    TVRRX
International Value R5           TIVRX
Core Growth R5                   THGRX
Investment Income Bldr R5        TIBMX
Global Opportunities R5          THOFX
International Growth R5          TINFX

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Strategic Income R3              TSIRX
Strategic Income R4              TSRIX
Strategic Income R5              TSRRX
Limited Term Income R4           THRIX
Limited Term US Govt R4          LTUGX
Limited Term Income R5           THRRX
Limited Term US Govt R5          LTGRX
Developing World R5              THDRX
International Value R6           TGIRX
International Growth R6          THGIX
Developing World R6              TDWRX

                                   SCHEDULE B

In consideration of the services provided by the Company listed below, Advisor agrees to pay the Company an amount equal to the following Administrative basis points Fees per annum on the average aggregate amount invested by the Company's Separate Account(s) in each Portfolio under the Fund Participation Agreement, such amounts to be paid within 30 days of receipt of an invoice from Hartford.

                                                    SERVICE
PORTFOLIO                                           FEES
---------------------------------------------------------------
Thornburg Value R3                                  0.25%
Thornburg International Value R3                    0.25%
Thornburg Core Growth R3                            0.25%
Thornburg Investment Income Builder R3              0.20%
Thornburg Global Opportunities R3                   0.20%
Thornburg International Growth R3                   0.20%
Thornburg Strategic Income R3                       0.05%
Thornburg Limited Term Income R3                    0.05%
Thornburg Limited Term US Govt R3                   0.05%
Thornburg Value Fund R4                             0.25%
Thornburg International Value R4                    0.25%
Thornburg Core Growth R4                            0.25%
Thornburg Investment Income Builder R4              0.25%
Thornburg Global Opportunities R4                   0.25%
Thornburg International Growth R4                   0.25%
Thornburg Limited Term Income R4                    0.25%
Thornburg Limited Term US Govt R4                   0.25%
Thornburg Strategic Income R4                       0.25%
Thornburg Value Fund R5                             0.20%
Thornburg International Value R5                    0.20%
Thornburg Core Growth R5                            0.20%
Thornburg Investment Income Bldr R5                 0.20%
Thornburg Global Opportunities R5                   0.20%
Thornburg International Growth R5                   0.20%
Thornburg Developing World R5                       0.20%
Thornburg Strategic Income R5                       0.20%

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Thornburg Limited Term Income R5                    0.20%
Thornburg Limited Term US Govt R5                   0.20%
Thornburg International Value R6                    0.00%
Thornburg International Growth R6                   0.00%
Thornburg Developing World R6                       0.00%

In addition to the fees set forth in this Agreement, the Company will receive a 12b-1 fee in accordance with the then current prospectus of the applicable Fund.

SERVICES TO BE PERFORMED INCLUDE:
      (a)   assist in processing customer purchase and redemption requests;
      (b)   answer customer inquiries regarding account status and history;
      (c) assist customers in designating and changing account designations and addresses;
      (d)   provide periodic statements showing customer account balances;
      (e) furnish statements and confirmations of all purchase and redemption requests as may be required by applicable law;
      (f) process customer purchase and redemption requests for Shares and placing purchase and redemption instructions with the Funds' transfer agent; and
      (g) provide sub-accounting services and maintain accurate sub-accounting records regarding Shares beneficially owned by customers.


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